THIRD AMENDMENT

                                  TO RESTATED

                           TI DEFERRED COMPENSATION PLAN


    TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation with its principal offices in Dallas, Texas (hereinafter referred to as "TI" or the "Company") hereby adopts this Third Amendment to the restated TI Deferred Compensation Plan (the "Plan").

    This Third Amendment to the restated TI Deferred Compensation Plan shall be effective as of the dates specified. Except as hereby amended by this Third Amendment, the Plan, as previously amended, shall continue in full force and effect.

    1. Effective June 15, 2000, Section 2.1 is hereby amended and restated in the entirety to read as follows:

    "Sec. 2-1.    Eligibility. A Designated Employee shall be eligible to
     participate in:

        (i) a Deferred Compensation Account in accordance with the provisions of Section 2.2 below, and/or

        (ii) a Benefit Restoration Account in accordance with the provisions of Section 2-3 or Section 2-4 below.

    Any Employee who receives a credit pursuant to Section 2-3 or Section 2-4 shall be a Participant, but will be a Benefit Restoration Only Participant unless the Employee is also a Designated Employee. The participation of a Benefit Restoration Only Participant, and the participation of a Designated Employee who is subject to Section 2-3 or Section 2-4 shall be automatic. The participation of a Designated Employee in a Deferred Compensation Account is elective, as described below."

    2. Except as amended by this Third Amendment, the Company hereby ratifies the Plan as last amended and restated in the entirety effective January 1, 1998, and as amended thereafter.

        IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be executed by its duly authorized officer.


                                         TEXAS INSTRUMENTS INCORPORATED


                                         By: __________________________